EXHIBIT 99.1
Ranger Energy Services, Inc. Announces Q4 2021 Results
HOUSTON, TX--(March 17, 2022) - Ranger Energy Services, Inc. (NYSE: RNGR) (“Ranger” or the “Company”) announced today its results for its fiscal quarter ended December 31, 2021.
–Completed the Basic Energy asset transaction recognizing a gain on purchase of $48 million

–Revenue grew 51% sequentially, driven by inorganic growth

–Amended reporting segments post acquisitions

Consolidated Financial Highlights
Quarterly revenues of $123.1 million increased $41.4 million, or 51%, from $81.7 million in Q3. The revenue increase is attributable to the High Specification Rigs and Processing Solutions and Ancillary Services reporting segments.
Net income of $24.4 million increased $33.5 million from a net loss of $9.1 million in Q3. Net income growth was driven by a $37.2 million bargain purchase gain related to the Basic Energy Asset Acquisition (“Basic Acquisition”).
Adjusted EBITDA(1) of $9.1 million increased $7.2 million from $1.9 million in Q3. The increase was driven by increased profit margins attributable to the High Spec Rigs and Processing Solutions and Ancillary Services reporting segments.
CEO Comments
Stuart Bodden, the Company’s Chief Executive Officer, stated “We are particularly excited to share the results of our 4th quarter with you. This being the first quarter which incorporates the full contribution of both our wireline acquisitions completed mid-year and the Basic transaction which closed at the start of the 4th quarter.
Like everyone, we are experiencing increased demand for our services and better pricing. However, supply chain and labor issues persist, and attracting new labor into the industry, in particular, remains a challenge. That said, we believe Ranger is set up for a very strong 2022.

The High Spec Rigs business continues to perform in-line with our aggressive expectations. We have become the clear market leader, demand for our services is increasing, and we have been successful in increasing price and leveraging the performance of our hi-spec rig fleet.

The Wireline business has a more competitive landscape, however both pricing and operational performance are now showing improvements. We can now see a clear path to a successful second half of the year, both from a demand and a pricing perspective.
(1) “Adjusted EBITDA” and “Adjusted Net Debt” are not presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). A Non-GAAP supporting schedule is included with the statements and schedules attached to this press release and can also be found on the Company's website at: www.rangerenergy.com.

EXHIBIT 99.1

The legacy business lines embedded in our new Processing Solutions and Ancillary Services segment were already material, successful businesses in their own right. The Basic acquisition brought several new lines of business to this segment and we have now evaluated each of these businesses for fit. We have decided not to sell any of these businesses at this time, as on review, we now believe they are all capable of generating solid returns with growth prospects beyond what we experienced in Q4 2021.
On the heels of our acquisitions, we are changing our reporting lines to provide greater transparency into our primary service lines. Our three reporting segments are now Hi-Spec Rigs, Wireline, and Processing Solutions and Ancillary Services. The High Spec Rigs segment carries over unchanged in composition and includes our production and completion related well servicing work. The Wireline segment includes production and completion related wireline work. And the Processing Solutions and Ancillary Services segment now includes our Torrent gas processing services, Coiled Tubing, Plugging and Abandonment and related Cementing Services, Rentals, and Fishing Tools.

Looking forward to Q1 of this year, we are anticipating revenue of approximately $120 million with an exit run rate of $130 million. Across the entire year, we are now expecting the pattern of margin and EBITDA development to be more weighted to the back half of 2022 than originally anticipated. For full year 2022, we expect revenues to fall within a range of $520 million - $560 million, an increase from our previous guidance of $450 million - $500 million. We expect full year EBITDA margins to range between 11% and 13% while still targeting a 15% EBITDA run rate target by year end for the company as a whole.

Finally, I will note that excess asset divestitures are on plan with a total of $8 million of already completed with expected total sales of more than $20 million.”

Business Segment Financial Results
High Specification Rigs
High Specification Rigs segment revenue increased by $29.6 million to $59.5 million in Q4 from $29.9 million in Q3 2021. The rig hours increased to 111,600 hours in Q4 from 51,200 hours in Q3. The increase in rig hours was partially offset by a decrease of $51, or 9%, in the hourly average rig rate to $533 in Q4 from $584 in Q3. Decrease in hourly average rig rate was primarily driven by the addition of the rigs acquired as part of the Basic acquisition.
Operating income increased by $0.2 million to $0.9 million in Q4 from $0.7 million in Q3. Adjusted EBITDA increased 83%, or $4.0 million, to $8.8 million in Q4 from $4.8 million in Q3. The increase in operating income and Adjusted EBITDA was driven by increased profit margins associated with the Basic rig assets.
Wireline Services
Wireline Services segment revenue decreased by $0.6 million to $44.8 million in Q4 from $45.4 million in Q3 2021. The decrease in revenue was primarily attributable to a decline of 1,500 completed stage counts from 11,400 in Q3 to 9,900 in Q4 for completion services.
Operating loss increased $1.7 million to a loss of $3.0 million in Q4 from a loss of $1.3 million in Q3. Adjusted EBITDA increased $1.0 million, to $1.0 million in Q4 from a break-even point in Q3. The increase in operating loss and decrease in Adjusted EBITDA was driven by decreased profit margins within the completions business, attributable to the reduction in revenues as described above.

EXHIBIT 99.1
Processing Solutions and Ancillary Services
Processing Solutions and Ancillary Services segment revenue increased by $12.4 million to $18.8 million in Q4 from $6.4 million in Q3 2021. The increase in revenue was due to the acquisition of Basic assets, which attributed to approximately $8.5 million of the increase.
Operating income increased $2.4 million to income of $2.4 million in Q4 from a break-even point in Q3. Adjusted EBITDA increased 140%, or $2.1 million, to $3.6 million in Q4 from $1.5 million in Q3. The increase in operating income and increase in Adjusted EBITDA was driven by increased gross profit margins associated with the assets purchased in the Basic Acquisition.
Liquidity
We ended the quarter with $18.6 million of liquidity, consisting of $18.0 million of capacity available on our revolving credit facility and $0.6 million of cash. The Q4 cash ending balance of $0.6 million compares to $2.8 million at the end of Q3 2021.
Debt
We ended Q4 with aggregate net debt of $85.0 million, an increase of $14.9 million, as compared to $70.1 million at the end of Q3. The increase is attributable to a $15.0 million term loan. The term loan was utilized for general business needs subsequent to the closing of the Basic Acquisition.
We ended Q4 with aggregate adjusted net debt(1) of $72.3 million, an increase of $15.0 million, as compared to $57.3 million at the end of Q3. Of our total debt balance we consider $34.5 million to be term debt.
We had an outstanding balance on our revolving credit facility of $27.0 million at the end of Q4 compared to $29.7 million at the end of Q3.
Conference Call
The Company will host a conference call to discuss its Q4 2021 results on March 18, 2022 at 8:30 a.m. Central Time (9:30 a.m. Eastern Time). To join the conference call from within the United States, participants may dial 1-833-255-2829. To join the conference call from outside of the United States, participants may dial 1-412-902-6710. When instructed, please ask the operator to join the Ranger Energy Services, Inc. call. Participants are encouraged to login to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website, http://www.rangerenergy.com.
An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing 1-877-344-7529 within the United States or 1-412-317-0088 outside of the United States. The conference call replay access code is 10161479. The replay will also be available in the Investor Resources section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.
About Ranger Energy Services, Inc.
Ranger is an independent provider of well service rigs and associated services in the United States, with a focus on unconventional horizontal well completion and production operations. Ranger also provides services necessary to bring and maintain a well on production.

EXHIBIT 99.1
Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements represent Ranger’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ranger’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ranger does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ranger to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in our filings with the Securities and Exchange Commission. The risk factors and other factors noted in Ranger’s filings with the SEC could cause its actual results to differ materially from those contained in any forward-looking statement.

Company Contact:
J. Brandon Blossman
Chief Financial Officer
(713) 935-8900
Brandon.Blossman@rangerenergy.com

EXHIBIT 99.1
RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share amounts)

	Three Months Ended
	December 31, 2021	September 30, 2021
Revenues
High specification rigs	$59.5	$29.9
Wireline Services	44.8	45.4
Processing Solutions and Ancillary Services	18.8	6.4
Total revenues	123.1	81.7

Operating expenses
Cost of services (exclusive of depreciation and amortization):
High specification rigs	50.7	25.1
Wireline Services	45.2	44.0
Processing Solutions and Ancillary Services	15.2	4.9
Total cost of services	111.1	74.0
General and administrative	16.7	7.1
Depreciation and amortization	11.9	8.7
Total operating expenses	139.7	89.8

Operating loss	(16.6)	(8.1)

Other income and expense
Interest expense, net	2.3	1.2
Loss on debt retirement	0.2	—
Gain on bargain purchase, net of tax	(37.2)	—
Total other expenses	(34.7)	1.2

Income (loss) before income tax expense	18.1	(9.3)
Tax benefit	(6.3)	(0.2)
Net income (loss)	24.4	(9.1)
Less: Net loss attributable to non-controlling interests	—	(3.5)
Net income (loss) attributable to Ranger Energy Services, Inc.	$24.4	$(5.6)

Earnings (loss) per common share
Basic	$1.34	$(0.51)
Diluted	$0.99	$(0.51)
Weighted average common shares outstanding
Basic	18,227,752	11,011,864
Diluted	24,630,349	11,011,864

EXHIBIT 99.1
RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)

	December 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$0.6	$2.8
Accounts receivable, net	80.8	25.9
Contract assets	13.0	1.1
Inventory	2.5	2.3
Prepaid expenses	8.3	3.6
Total current assets	105.2	35.7

Property and equipment, net	270.6	189.4
Intangible assets, net	7.8	8.5
Operating leases, right-of-use assets	6.8	5.8
Other assets	2.7	1.2
Total assets	$393.1	$240.6

Liabilities and Stockholders' Equity
Accounts payable	20.7	10.5
Accrued expenses	30.3	9.3
Financing liability, current portion	2.2	—
Long-term debt, current portion	44.1	10.0
Other current liabilities	5.4	3.2
Total current liabilities	102.7	33.0

Operating leases, right-of-use obligations	5.8	5.2
Other financing liability	12.5	—
Long-term debt, net	18.4	14.5
Other long-term liabilities	5.0	3.1
Total liabilities	$144.4	$55.8

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.01 per share; 50,000,000 shares authorized; 6,000,001 Series A shares issued and outstanding as of December 31, 2021; no shares issued and outstanding as of December 31, 2020	0.1	—
Class A Common Stock, $0.01 par value, 100,000,000 shares authorized; 18,981,172 shares issued and 18,429,344 shares outstanding as of December 31, 2021; 9,093,743 shares issued and 8,541,915 shares outstanding as of December 31, 2020	0.2	0.1
Class B Common Stock, $0.01 par value, 100,000,000 shares authorized; no shares and 6,866,154 shares issued and outstanding as of December 31, 2021 and 2020, respectively	—	0.1
Less: Class A Common Stock held in treasury at cost; 551,828 treasury shares as of both December 31, 2021 and 2020	(3.8)	(3.8)
Accumulated deficit	(8.0)	(18.4)
Additional paid-in capital	260.2	123.9
Total controlling stockholders' equity	248.7	101.9
Noncontrolling interest	—	82.9
Total stockholders' equity	248.7	184.8
Total liabilities and stockholders' equity	$393.1	$240.6

EXHIBIT 99.1

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)

Year Ended
December 31, 2021
Cash Flows from Operating Activities
Net loss	$(2.1)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on bargain purchase, net of tax	(37.2)
Deferred income tax benefit	(6.2)
Depreciation and amortization	36.8
Equity based compensation	3.2
Loss on debt retirement	0.2
Other costs, net	5.5
Changes in operating assets and liabilities, net effects of business combinations
Accounts receivable	(49.0)
Contract assets	(11.9)
Inventory	2.7
Prepaid expenses	(4.0)
Other assets	(1.7)
Accounts payable	4.1
Accrued expenses	19.6
Other current liabilities	(0.1)
Other long-term liabilities	0.7
Net cash used in operating activities	(39.4)

Cash Flows from Investing Activities
Purchase of property and equipment	(5.6)
Proceeds from disposal of property and equipment	9.1
Purchase of businesses, net of cash received	(39.9)
Net cash used in investing activities	(36.4)

Cash Flows from Financing Activities
Borrowings under Credit Facility	177.5
Principal payments on Credit Facility	(158.0)
Borrowings under Eclipse M&E Term Loan	12.5
Principal payments under Eclipse Term Loan B	(2.6)
Borrowings under Eclipse Term Loan B	15.0
Deferred financing costs on Eclipse	(2.5)
Principal payments on Secured Promissory Note	(1.0)
Principal payments on Encina Master Financing Agreement	(17.7)
Payments on Installment Purchases	(0.6)
Proceeds from financing of sale-leasebacks	15.6
Principal payments on financing lease obligations	(5.4)
Shares withheld on equity transactions	(1.2)
Proceeds from series A Preferred Stock issuance	42.0
Net cash provided by financing activities	73.6

Decrease in cash, cash equivalents and restricted cash	(2.2)
Cash, cash equivalents and restricted cash, Beginning of Period	2.8
Cash, cash equivalents and restricted cash, End of Period	$0.6

Supplemental Cash Flow Information
Interest paid	$1.6
Supplemental Disclosure of Non-cash Investing and Financing Activities
Capital expenditures	$(1.5)
Additions to fixed assets through installment purchases and financing leases	$(1.6)
Issuance of Class A Common Stock for acquisitions	$(16.4)
Secured Promissory Note	$(11.4)

EXHIBIT 99.1
RANGER ENERGY SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

Note Regarding Non‑GAAP Financial Measure
The Company utilizes certain non-GAAP financial measures that management believes to be insightful in understanding the Company’s financial results. These financial measures, which include Adjusted EBITDA and Adjusted Net Debt, should not be construed as being more important than, or as an alternative for, comparable U.S. GAAP financial measures. Detailed reconciliations of these Non-GAAP financial measures to comparable U.S. GAAP financial measures have been included below and are available in the Investor Relations sections of our website at www.rangerenergy.com. Our presentation of Adjusted EBITDA and Adjusted Net Debt should not be construed as an indication that our results will be unaffected by the items excluded from the reconciliations. Our computations of these Non-GAAP financial measures may not be identical to other similarly titled measures of other companies.
Adjusted EBITDA
We believe Adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income or loss in arriving at Adjusted EBITDA because these amounts can vary substantially within our industry depending upon accounting methods, book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA.
We define Adjusted EBITDA as net income or loss before net interest expense, income tax provision or benefit, depreciation and amortization, equity‑based compensation, acquisition-related, severance and reorganization costs, gain or loss on disposal of assets, and certain other non-cash and certain items that we do not view as indicative of our ongoing performance.

EXHIBIT 99.1
The following tables are a reconciliation of net income or loss to Adjusted EBITDA for each of the three months ended during 2021. Additionally, the information being presented reflects the updated reporting segments.

	Three Months Ended December 31, 2021
	High Specification Rigs	Wireline Services	Processing Solutions and Ancillary Services	Other	Total
	(in millions)
Net income (loss)	$38.1	$(3.0)	$2.4	$(13.1)	$24.4
Interest expense, net	—	—	—	2.3	2.3
Tax expense (benefit)	—	—	—	(6.3)	(6.3)
Depreciation and amortization	7.9	2.6	1.2	0.2	11.9
EBITDA	46.0	(0.4)	3.6	(16.9)	32.3
Equity based compensation	—	—	—	1.1	1.1
Loss on retirement of debt	—	—	—	—	—
(Gain) loss on disposal of property and equipment	—	—	—	(1.2)	(1.2)
Severance and reorganization costs	—	—	—	0.2	0.2
Acquisition related costs	—	—	—	7.2	7.2
Legal fees and settlements	—	—	—	—	—
TRA termination expense	—	—	—	3.8	3.8
Allowance for AR write-off	—	—	—	1.5	1.5
Inventory reclassification	—	1.4	—	—	1.4
Gain on bargain purchase, net of tax	(37.2)	—	—	—	(37.2)
Adjusted EBITDA	$8.8	$1.0	$3.6	$(4.3)	$9.1

	Three Months Ended September 30, 2021
	High Specification Rigs	Wireline Services	Processing Solutions and Ancillary Services	Other	Total
	(in millions)
Net income (loss)	$0.7	$(1.3)	$—	$(8.5)	$(9.1)
Interest expense, net	—	—	—	1.2	1.2
Tax expense (benefit)	—	—	—	(0.2)	(0.2)
Depreciation and amortization	4.1	2.7	1.5	0.4	8.7
EBITDA	4.8	1.4	1.5	(7.1)	0.6
Equity based compensation	—	—	—	0.3	0.3
Loss on retirement of debt	—	—	—	0.2	0.2
(Gain) loss on disposal of property and equipment	—	—	—	—	—
Severance and reorganization costs	—	—	—	0.5	0.5
Acquisition related costs	—	—	—	0.8	0.8
Legal fees and settlements	—	—	—	0.9	0.9
TRA termination expense	—	—	—	—	—
Allowance for AR write-off	—	—	—	—	—
Inventory reclassification	—	(1.4)	—	—	(1.4)
Gain on bargain purchase, net of tax	—	—	—	—	—
Adjusted EBITDA	—	—	—	—	—
	$4.8	$—	$1.5	$(4.4)	$1.9

EXHIBIT 99.1

	Three Months Ended June 30, 2021
	High Specification Rigs	Wireline Services	Processing Solutions and Ancillary Services	Other	Total
	(in millions)
Net income (loss)	$0.3	$(1.1)	$(1.2)	$(7.1)	$(9.1)
Interest expense, net	—	—	—	0.7	0.7
Tax expense (benefit)	—	—	—	(0.1)	(0.1)
Depreciation and amortization	4.7	1.6	1.6	0.3	8.2
EBITDA	5.0	0.5	0.4	(6.2)	(0.3)
Equity based compensation	—	—	—	0.9	0.9
Loss on retirement of debt	—	—	—	—	—
(Gain) loss on disposal of property and equipment	—	—	—	0.5	0.5
Severance and reorganization costs	—	—	—	0.3	0.3
Acquisition related costs	—	—	—	0.6	0.6
Legal fees and settlements	—	—	—	—	—
TRA termination expense	—	—	—	—	—
Allowance for AR write-off	—	—	—	—	—
Inventory reclassification	—	—	—	—	—
Gain on bargain purchase, net of tax	—	—	—	—	—
Adjusted EBITDA	—	—	—	—	—
	$5.0	$0.5	$0.4	$(3.9)	$2.0

	Three Months Ended March 31, 2021
	High Specification Rigs	Wireline Services	Processing Solutions and Ancillary Services	Other	Total
	(in millions)
Net income (loss)	$(2.1)	$(0.4)	$(0.9)	$(4.9)	$(8.3)
Interest expense, net	—	—	—	0.6	0.6
Tax expense (benefit)				0.4	0.4
Depreciation and amortization	4.8	1.2	1.6	0.4	8.0
EBITDA	2.7	0.8	0.7	(3.5)	0.7
Equity based compensation	—	—	—	0.9	0.9
Loss on retirement of debt	—	—	—	—	—
(Gain) loss on disposal of property and equipment	—	—	—	(0.4)	(0.4)
Severance and reorganization costs	—	—	—	(1.4)	(1.4)
Acquisition related costs	—	—	—	—	—
Legal fees and settlements	—	—	—	—	—
TRA termination expense	—	—	—	—	—
Allowance for AR write-off	—	—	—	—	—
Inventory reclassification	—	—	—	—	—
Gain on bargain purchase, net of tax	—	—	—	—	—
Adjusted EBITDA	—	—	—	—	—
	$2.7	$0.8	$0.7	$(4.4)	$(0.2)

EXHIBIT 99.1
Net Debt and Adjusted Net Debt
We believe Net Debt and Adjusted Net Debt are useful performance measures of liquidity, financial health and provides an indication of our leverage. We define Net Debt as current and long-term debt, finance leases, other financing obligations, offset by cash and cash equivalents. We define Adjusted Net Debt as Net Debt, less a facility financing lease, to be analogous to the calculation of certain financial covenants. All debt and other obligations present the principal balances outstanding as of the respective periods.
The following tables are a reconciliation of consolidated debt and cash and cash equivalents to Net Debt and Adjusted Net Debt as of December 31, 2021 and September 30, 2021:

	December 31, 2021	September 30, 2021	Change
	(in millions)
Debt and Other Obligations
Credit facility	$27.0	$29.7	$(2.7)
Eclipse M&E Loan	12.2	12.5	(0.3)
Eclipse Term Loan B	11.9	—	11.9
Secured Promissory Note	10.4	10.7	(0.3)
Installment purchases	1.0	1.1	(0.1)
Other financing liabilities	14.6	15.3	(0.7)
Finance lease obligations	8.5	3.6	4.9
Less:
Cash and cash equivalents	0.6	2.8	(2.2)
Net Debt	85.0	70.1	14.9
Less: Facility financing lease	12.7	12.8	(0.1)
Adjusted Net Debt	$72.3	$57.3	$15.0